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                                                                     EXHIBIT 5.1

                  OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                 October 2, 2000

Laserscope
3052 Orchard Drive
San Jose, CA  95134-2011

                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        Laserscope, a California corporation ("Laserscope"), has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 300,000 additional shares of Laserscope Common Stock reserved for issuance under the 1994 Stock Option Plan, 250,000 additional shares of Laserscope Common Stock reserved for issuance under the 1999 Employee Stock Purchase Plan and 120,000 additional shares of Laserscope Common Stock reserved for issuance under the 1999 Directors' Stock Option Plan (collectively, the "Plans").

                    We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Laserscope and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

               Based on the foregoing, we are of the opinion that the 670,000 shares of Common Stock to be issued by the Company upon exercise of options granted pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP